UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

_______________________________________________

Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

_______________________________________________

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange
1.375% Senior Notes due 2024	ABBV24	New York Stock Exchange
0.750% Senior Notes due 2027	ABBV27	New York Stock Exchange
2.125% Senior Notes due 2028	ABBV28	New York Stock Exchange
1.250% Senior Notes due 2031	ABBV31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 23, 2020, AbbVie Inc. (“AbbVie”) issued a press release announcing that it has extended the expiration date of its previously announced (i) offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) any and all outstanding notes of certain series issued by Allergan Finance, LLC (“Allergan Finance”), Allergan, Inc. (“Allergan Inc”), Allergan Sales, LLC (“Allergan Sales”) and Allergan Funding SCS (“Allergan Funding” and, together with Allergan Finance, Allergan Inc and Allergan Sales, “Allergan”) (the “Allergan Notes”) for new notes to be issued by AbbVie (the “AbbVie Notes”) and (ii) related consent solicitations (each, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) being made by AbbVie on behalf of Allergan to adopt certain amendments (the “Amendments”) to eliminate substantially all of the covenants, restrictive provisions, events of default and any guarantees of the related Allergan Notes in each of the indentures governing the Allergan Notes.

AbbVie extended such expiration date from 5:00 p.m., New York City time, on March 27, 2020 to 5:00 p.m., New York City time, on April 10, 2020 (as the same may be further extended, the “Expiration Date”).

The Exchange Offers and Consent Solicitations were commenced in connection with AbbVie’s proposed acquisition of Allergan plc (the “Acquisition”) and are being made pursuant to the terms and subject to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated October 25, 2019, and the related letter of transmittal, each as amended by the press releases dated November 18, 2019, December 20, 2019, January 27, 2020, February 24, 2020 and March 9, 2020 and the attached press release. The Exchange Offers and Consent Solicitations are conditioned upon the consummation of the Acquisition, which condition may not be waived by AbbVie, and certain other conditions that may be waived by AbbVie.

The settlement date of the Exchange Offers and Consent Solicitations is expected to occur promptly after the Expiration Date and the Expiration Date of each of the Exchange Offers is expected to be extended to occur on or about the closing date of the Acquisition. As a result, the Expiration Date may be further extended one or more times. AbbVie currently anticipates providing notice of any such extension in advance of the Expiration Date.

Supplemental indentures effecting the Amendments were executed on November 7, 2019. Such supplemental indentures will become operative only upon settlement of the Exchange Offers.

The AbbVie Notes offered in the Exchange Offers have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Therefore, the AbbVie Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws.

A copy of the press release issued by AbbVie is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated March 23, 2020.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: March 23, 2020	By:	/s/ Robert A. Michael
Robert A. Michael
Executive Vice President, Chief Financial Officer

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